As filed with the Securities and Exchange Commission on May 5, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3837784
(State of Incorporation)	(I.R.S. Employer Identification No.)

700 North Brand Boulevard

Suite 1400

Glendale, California 91203

(Address of principal executive offices)

Apollo Medical Holdings, Inc. 2010 Equity Incentive Plan

Apollo Medical Holdings, Inc. 2015 Equity Incentive Plan

(Full titles of the plan)

Warren Hosseinion, M.D.

President and Chief Executive Officer

Apollo Medical Holdings, Inc.

700 North Brand Boulevard, Suite 1400

Glendale, California 91203

(818) 396-8050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance Jon Kimmel

SEC Law Firm

11693 San Vicente Boulevard, Suite 357

Los Angeles, California 90049

(310) 207-0665

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Emerging growth company ☐
(Do not check if a smaller reporting company)

Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock (par value $0.001)	2,497,500(2)	$9.825	$24,537,937	$2,843.95

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall cover any additional shares of Common Stock that become issuable under the Registrant’s 2010 Equity Incentive Plan (the “2010 Plan”) and/or 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	Consists of (i) 307,500 shares issuable under the 2010 Plan (after giving effect to a 1-for-10 reverse stock split effected on April 24, 2015 (the “reverse stock split”)); (ii) 1,500,000 shares issuable under the 2015 Plan; and (iii) 690,000 additional shares issuable under the 2015 Plan that became available for grant thereunder due to the expiration of grants under the 2010 Plan and the 2013 Equity Incentive Plan (after giving effect to the reverse stock split).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Act. The offering price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock as reported on the OTC Pink on May 2, 2017.

This registration statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and Rule 462 promulgated thereunder.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Commission on June 29, 2016;
•	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the Commission on August 15, 2016;
•	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2016, filed with the Commission on November 14, 2016;
•	The Company’s Quarterly Report on Form 10-Q for the period ended December 30, 2016, filed with the Commission on February 14, 2017;
•	The Company’s Current Reports on Form 8-K, filed with the Commission on April 4, 2016, June 28, 2016, July 26, 2016, September 16, 2016, November 10, 2016, November 29, 2016, December 22, 2016, December 22, 2016, January 20, 2017, February 13, 2017, April 5, 2017 and April 28, 2017;
•	The Company’s Proxy Statement on Schedule 14A, filed with the Commission on July 29, 2016; and
•	The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on May 14, 2015, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Delaware law, the Company’s restated certificate of incorporation (the “Certificate of Incorporation”) provides for broad indemnification of its directors and officers. Specifically, to the fullest extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter amended from time to time (the “DGCL”), a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment to, modification of, nor repeal of the Certificate of Incorporation, nor the adoption of any provision of the Certificate of Incorporation shall (i) eliminate, or reduce the effect of this provision in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this provision, would accrue or arise, prior to such amendment, modification, repeal or adoption of an inconsistent provision; or (ii) eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Company existing at the time of such amendment, modification, repeal or adoption. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company or its stockholders shall be eliminated or limited to the fullest extent permitted by the DGCL.

Each person who was or is a party or is made a party, threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, a member of any committee of the Board of Directors, or an officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, committee member, officer or representative or in any other capacity while serving as a director, committee member, officer or representative, shall be indemnified and held harmless by the Company, to the fullest extent permitted by the DGCL, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, committee member, officer or representative and shall inure to the benefit of his or her heirs, executors and administrators. Such right shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement”); provided, however, if the DGCL requires, such advancement shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under the Certificate of Incorporation or otherwise. Unless otherwise required by law, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under the Certificate of Incorporation shall be on the Company.

Additionally, the Company’s restated Bylaws provide that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he  acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company. Notwithstanding the foregoing, there shall not be any indemnification of a director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

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Moreover, the Company and each director have entered into an indemnification agreement, which are substantively identical to each other. The indemnification agreements require the Company to indemnify these individuals against expenses, witness fees, damages, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these individuals may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Company currently carries liability insurance for its directors and officers.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number

4.1(1)	Restated Certificate of Incorporation

4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation

4.3(3)	Certificate of Designation of Series A Convertible Preferred Stock

4.4(4)	Amended and Restated Certificate of Designation of Apollo Medical Holdings, Inc.

4.5(5)	Restated Bylaws

4.6*	Form of Common Stock Certificate

5.1*	Opinion of SEC Law Firm

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of SEC Law Firm (contained in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (contained on the signature pages to this Registration Statement)

99.1(6)	2010 Equity Incentive Plan

99.2(7)	2015 Equity Incentive Plan

* filed herewith

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(1)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 21, 2015.
(2)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2015.
(3)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 19, 2015.
(4)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2016.
(5)	Incorporated by reference from an exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 16, 2015.
(6)	Incorporated by reference from Appendix A to Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on August 17, 2010.
(7)	Incorporated by reference from an exhibit to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 29, 2016.

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on May 5, 2017.

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Warren Hosseinion
Warren Hosseinion
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Warren Hosseinion and Gary Augusta, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Warren Hosseinion	President, Chief Executive Officer and Director	May 5, 2017
Warren Hosseinion	(Principal Executive Officer)

/s/ Mihir Shah	Chief Financial Officer	May 5, 2017
Mihir Shah	(Principal Financial and Accounting Officer)

/s/ Gary Augusta	Chairman of the Board of Directors	May 5, 2017
Gary Augusta

/s/ Mark Fawcet	Director	May 5, 2017
Mark Fawcett

/s/ Thomas Lam	Director	May 5, 2017
Thomas Lam

/s/ Suresh Nihalani	Director	May 5, 2017
Suresh Nihalani

/s/ David Schmidt	Director	May 5, 2017
David Schmidt

/s/ Ted Schreck	Director	May 5, 2017
Ted Schreck

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EXHIBIT INDEX

Exhibit Number

4.1(1)	Restated Certificate of Incorporation

4.2(2)	Certificate of Amendment to Restated Certificate of Incorporation

4.3(3)	Certificate of Designation of Series A Convertible Preferred Stock

4.4(4)	Amended and Restated Certificate of Designation of Apollo Medical Holdings, Inc.

4.5(5)	Restated Bylaws

4.6*	Form of Common Stock Certificate

5.1*	Opinion of SEC Law Firm

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of SEC Law Firm (contained in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (contained on the signature pages to this Registration Statement)

99.1(6)	2010 Equity Incentive Plan

99.2(7)	2015 Equity Incentive Plan

* filed herewith

(1)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 21, 2015.
(2)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2015.
(3)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 19, 2015.
(4)	Incorporated by reference from an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 4, 2016.
(5)	Incorporated by reference from an exhibit to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 16, 2015.
(6)	Incorporated by reference from Appendix A to Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on August 17, 2010.
(7)	Incorporated by reference from an exhibit to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on June 29, 2016.

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